                                                                   EXHIBIT 4.5

                     FORM OF FLOATING RATE MEDIUM-TERM NOTE

                                  FACE OF NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)


REGISTERED                      CUSIP No.               PRINCIPAL AMOUNT
No. FLR-______________          ___________________     _______________________


                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                       SENIOR MEDIUM-TERM NOTE, SERIES A
                                (Floating Rate)


INTEREST RATE BASIS         ORIGINAL ISSUE DATE:        STATED MATURITY DATE:
OR BASES:

       IF LIBOR:
            [     ]  LIBOR Reuters
            [     ]  LIBOR Telerate

       INDEX CURRENCY:

EXTENSION OF MATURITY
       [     ] Yes    [     ] No
EXTENSION PERIOD:           FINAL MATURITY:


INDEX MATURITY:             INITIAL INTEREST RATE:      INTEREST RESET PERIOD:





__________________________________

(1) This paragraph applies to Global Securities only.

SPREAD                  MINIMUM INTEREST RATE:    INTEREST PAYMENT DATE(S):
(PLUS OR MINUS):

SPREAD MULTIPLIER:      MAXIMUM INTEREST RATE:    INTEREST  RESET  DATE(S):

DEFAULT RATE:


REDEMPTION              INITIAL REDEMPTION        ANNUAL REDEMPTION
COMMENCEMENT            PERCENTAGE:               PERCENTAGE REDUCTION:
DATE:

REDEMPTION WITH
MAKE-WHOLE PREMIUM
      [     ] Yes (per addendum)
      [     ] No

OPTIONAL REPAYMENT
DATE(S):

INTEREST CATEGORY:                          DAY COUNT CONVENTION:
[     ] Regular Floating Rate Note          [     ] 30/360 for the period
[     ] Floating Rate/Fixed Rate Note               from              to
        Fixed Rate Commencement Date:       [     ] Actual/360 for the period
        Fixed Interest Rate:                        from                to
[     ] Inverse Floating Rate Note          [     ] Actual/Actual for the period
        Fixed Interest Rate:                        from                to
[     ] Indexed Note                        Applicable Interest Rate Basis:
[     ] Original Issue Discount Note
        Issue Price:             %

SPECIFIED CURRENCY:
[     ] U.S. dollars
[     ] Other

EXCHANGE RATE AGENT:

AUTHORIZED DENOMINATION:
[     ] $1,000 and integral multiples
        thereof
[     ] Other:

ADDENDUM ATTACHED
[     ] Yes
[     ] No

OTHER/ADDITIONAL PROVISIONS:

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       UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________________ _______________________________________, or registered assigns, the principal sum of _____________________________________________  on the Stated Maturity
specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above, until the Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date.

       Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

       Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date, or shall be paid at any time in any other lawful manner, all as more completely described in the Indenture applicable to this Note.

       The "Spread" is the number of basis points specified on the face hereof to be added or subtracted from the related Interest Rate Basis on the face hereof, and the "Spread Multiplier" is the percentage specified on the face hereof as applying to the Interest Rate Basis for this Note.

       "Index Maturity" means the period to maturity of the instrument or obligation, as specified on the face hereof. Unless otherwise above, The First National Bank of Chicago will be the calculation agent (the "Calculation Agent") for this Note.

       "Business Day", as used herein, means each Monday, Tuesday, Wednesday, Thursday and Friday that is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or any other place or places where the principal of (and premium, if any) and interest on the Notes is payable and (i) with respect to LIBOR Notes, in the City of London and (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, in the Principal Financial Center (as defined below) of the country issuing the Specified Currency. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

       Payment of principal of (and premium, if any) and any interest in respect of this Note due on the Maturity Date to be made in U.S. dollars will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the office of the Paying Agent that the Company may determine; provided, however, that the
Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If such payment is to be made in a Specified Currency other than U.S. dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank located in the Principal Financial Center of the country issuing the Specified Currency (or, for Notes denominated in European Currency Units ("ECUs"), to an ECU account) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated by the Holder hereof at least five Business Days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned Paying Agent Office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent at the Paying Agent Office in The City of New York, and, unless revoked, any such designation made with respect to this Note by its registered Holder will remain in effect with respect to any further payments with respect to this Note payable to its Holder. If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder of this Note at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of this Note.

       Payments of interest due on any Interest Payment Date other than the Maturity Date to be made in U.S. dollars will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the Payment Agent Office; provided, however, that a Holder of U.S. $10,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than five calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Paying Agent shall remain in effect until revoked by such Holder.

       If any Interest Payment Date for any Floating Rate Note (other than the Maturity Date) would otherwise be a day that is not a Business Day, the required payment of interest may be made on the next succeeding Business day with the same force and effect as if made on the date such payment was due, except that in the case of a Floating Rate Note that is a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If a Maturity Date of a Floating Rate Note falls on a date that is not a Business Day with the same force and effect as if made on the date such payment was due, the required payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

       "Principal Financial Center" means the capital city of the country issuing the Specified Currency in respect of which payment on the Notes is to be made or, with respect to the calculation of LIBOR, issuing the specified Index Currency, except that with respect to U.S. dollars, Australian dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECUs the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

       Except as otherwise provided herein, the Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into U.S. dollars for payment to the Holder of this Note; provided, however, that to the extent specified above the Holder of this Note may elect to receive such amounts pursuant to the provisions set forth below.

       Payments of principal of (and premium, if any) and interest on any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in The City of New York on or before such Regular Record Date, or the date 15 days before maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of principal of (and premium, if any) and interest on such Note payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Foreign Currency Notes that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

       The U.S. dollar amount to be received by a Holder of a Foreign Currency Note who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 a.m., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest for any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment.

       A Holder of a Foreign Currency Note may elect to receive payment of the principal of and premium, if any, and interest on such Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand-delivered or sent by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the applicable Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the applicable Specified Currency may be made.

       If the principal of (and premium, if any) or any interest on any Note is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at maturity) in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified herein. The "Market Exchange Rate" for a Specified Currency other than U.S. dollars means the noon buying rate in The City of New York for cable transfers of such Specified Currency, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York; provided, however, in the case of European Currency Units ("ECUs"), Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the trade date for such Notes.

       Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of such Foreign Currency Note by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

       All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

       Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, Union Texas Petroleum Holdings, Inc. has caused this Note to be executed.

                                        UNION TEXAS PETROLEUM HOLDINGS, INC.


                                        By: ___________________________________
                                            Title:


Dated:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:

This is one of the Notes of the series
designated therein referred to in the
within-mentioned Indenture.

THE FIRST NATIONAL BANK OF
 CHICAGO, as Trustee



By: _______________________________
    Authorized Signatory

                                REVERSE OF NOTE

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                       SENIOR MEDIUM-TERM NOTE, SERIES A
                                (Floating Rate)


       This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of March 15, 1995, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Series A Due 9 Months or more from Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

       This Note is issuable only in registered form without coupons. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations in the equivalent of $1,000 in the Specified Currency (rounded to 1,000 units or rounded down to an integral multiple of 1,000 units of such Specified Currency), at the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Note. Interest rates offered by the Company with respect to a Note may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

       This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

       This Note will be subject to redemption at the option of the Company on any date on and after the Redemption Commencement Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum authorized denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum authorized denomination, at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. Except as otherwise specified on the face hereof, the "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Redemption Commencement Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is
100% of unpaid principal amount to be redeemed.   In the event of redemption of
the Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

       This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum authorized denomination (provided that any remaining principal amount hereof shall be a minimum authorized denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form herein entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unpaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

       If the Interest Category of this Note is as specified on the face hereof an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption, the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if any) minus 100% multiplied by the Issue Price specified on the face hereof, net of any portion of such Issue Price which has been paid prior to the Redemption Date, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" shall mean an amount equal to (i) the Issue Price plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid from the Original Issue Date to the date of determination.

       If any Maturity Date of an Original Issue Discount Note that bears no interest falls on a day that is not a Business Day with respect to such Original Issue Discount Note, the payment due at such Maturity Date will be made on the following day that is a Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date.

       The interest rate borne by this Note will be determined as follows:

       (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", an "Inverse Floating Rate Note" or as having an Addendum attached, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

       (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate and the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof, or, if no Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

       (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate specified on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof, the interest rate hereon during any Interest Reset Period shall not be less than zero.
       Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

       Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall bear interest in accordance with and be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

       Unless otherwise specified on the face hereof, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date (or, if none, the Initial Interest rate). If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

       The interest rate in effect with respect to this Note from the date of issue to the first Interest Reset Date (the "Initial Interest Rate") will be as specified on the face of this Note. The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). The "Interest Determination Date" with respect to the CD Rate Notes, the CMT Rate Notes, the Commercial Paper Rate Notes, the Federal Funds Rate Notes and the Prime Rate Notes will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to the Treasury Rate Notes, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which Treasury Bills (as defined below) would normally be auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on the applicable Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the second Business Day prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate

Basis shall be determined as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

       If any Interest Payment Date for this Note (other than the Maturity
Date) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, except that in the case of a Note that is a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If a Maturity Date of this Note falls on a date that is not a Business Day, the required payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment will accrue for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

       Unless otherwise specified on the face hereof, interest payments for this Note shall be the amount of interest accrued from and including the date of issue, or from and including the last date to which interest has been paid, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate as reset on the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

       With respect to this Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of CMT Rate Notes or the Treasury Rate Notes. Unless otherwise specified in the Day Count Convention on the face hereof, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified on the face hereof. All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent.

       Upon request of the holder of this Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

       Unless otherwise specified on the face hereof, the Calculation Agent will determine the interest rate with respect to each Interest Rate Basis in accordance with the applicable provisions below.

       CD Rate. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

       If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate will be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable certificates of deposit having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDS (Secondary Market)," or if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more Agents or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the specified Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate on such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

       CMT Rate. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

        If an Interest Rate for this Note is specified on the face hereof as the CMT Rate, the CMT Rate will be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified on the face hereof, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

       "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page will be 7052 for the most recent week.

       "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index will be 2 years.

       Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

       If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate will be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the specified Index Maturity as published in H.15(519) under the heading Commercial Paper. In the event that such rate is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not yet published in H.15(519) or Composite Quotations, then the Commercial Paper Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include one or more Agents or their affiliates) selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

       "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) calculated in accordance with the following formula:

                     Money Market Yield  =  D X 360 X  100
                                           ----------------
                                             360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

       Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

        If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate will be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

       Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

       If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate will be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the column "Effective Rate" under the heading "Federal Funds." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

       LIBOR. LIBOR Rate Notes will bear interest at the rates (calculated with reference to the LIBOR Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified on the face hereof.

        If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

       (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page specified on the face hereof as of 11:00 a.m. London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on such Reuters Screen LIBO Page, unless such Reuters Screen LIBO Page by its terms provides only for a single rate, in which case such single rate will be used ("LIBO Reuters"), or (b) the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no such rate appears on Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

       (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates (unless, as aforesaid, only a single rate is required) appear on the Reuters Screen LIBO Page, as specified in
       (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Index Currency having the Index Maturity designated on the face hereof are offered at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the Principal Financial Center for the country of the Index Currency, on the LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the rate of LIBOR in effect on such LIBOR Interest Determination Date.

       "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

       Prime Rate. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

        If an Interest Rate Basis for this Note is specified on the face hereof as the Prime Rate, the Prime Rate will be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

       "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

       Treasury Rate. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

       If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate will be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate applicable to the auction held on such Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity designated on the face hereof as published in H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the relevant Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury Bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

       Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

       Unless otherwise stated on the face hereof, each Note will mature at the Stated Maturity of such Note. If stated on the face hereof, the Company has the option to extend the Stated Maturity of this Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in on the face hereof.

       The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the old Stated Maturity for this Note. Not later than 40 days prior to the old Stated Maturity of such Note, the Trustee for such Note will mail or deliver to the holder of such Note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Note; (ii) the new Stated Maturity; (iii) in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing or delivering of such Extension Notice.

        Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice for such Note and establish a higher Spread and/or Spread Multiplier (in the case of a Floating Rate Note, or a lower Spread and/or Spread Multiplier in the case of an Inverse Floating Rate Note) for the Extension Period, by causing the Trustee for such Note to mail notice of such new Spread and/or Spread Multiplier first class, postage prepaid, to the holder of this Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

       If the Company extends the Stated Maturity of this Note, the holder of this Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for this Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity hereof, the holder thereof must follow the procedures applicable to redemption and repayment for optional repayment, except that (i) the period for delivery of such Note or notification to the Trustee for such Note will be at least 25 but not more than 35 days prior to the old Stated Maturity and (ii) a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

       All percentages resulting from any calculation on this Note shall be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point and all U.S. dollar amounts used in or resulting from such calculation on this Note shall be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upwards).

       If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this
Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                 ABBREVIATIONS



       The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - ________ Custodian _______
TEN ENT - as tenants by the entireties                       (Cust)            (Minor)
JT TEN  - as joint tenants with right of                  under Uniform Gifts to Minors Act
          survivorship and not as tenants in common       _________________________________
                                                                          (State)

    Additional abbreviations may also be used though not in the above list.


        FOR VALUE RECEIVED, the undesigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR
              OTHER
 IDENTIFYING NUMBER OF ASSIGNEE
_________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________
the within Note and all rights thereunder hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Note on the books of the Trustee, with full power of substitution in the premises.


Date: _____________________________    _________________________________________

                                       _________________________________________
                                       Notice:  The signature(s) on this
                                       assignment must correspond with the
                                       name(s) as written upon the face of the
                                       within Note in every particular, without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


       The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Optional Repayment Date, to the undersigned, at_________________________________________________________________

_______________________________________________________________________________.
        (Please print or typewrite name and address of the undersigned)

       For this Note to be repaid, the Trustee must receive at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

       If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 (or, if the Specified Currency is other than U.S. dollars, the minimum Authorized Denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $______________            ______________________________________
                                          Notice:  The signature(s) on this
                                          Option to Elect Repayment must
                                          correspond with the name(s) as
Date:_________________________            written upon the face of the within
                                          Note in every particular, without
                                          alteration or enlargement or any
                                          change whatsoever.